CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in Post-Effective Amendment No. 84 to the Registration Statement of Franklin Equity Fund on Form N-1A File Nos. 2-10103 and 811-334 of our report dated August 6, 1996, on our audit of the financial statements and financial highlights of Franklin Equity Fund which report is included in the Annual Report to Shareholders for the year ended June 30, 1996, which is incorporated by reference in the Registration Statement.


                                    /s/ COOPERS & LYBRAND L.L.P.


San Francisco, California
October 28, 1996